UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    December 22, 2010 (December , 17, 2010)

Energy XXI (Bermuda) Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33628	98-0499286
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM
1179, Hamilton HM EX, Bermuda
(Address of principal
executive offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

 On November 22, 2010, the Company filed a Current Report on Form 8-K announcing that its indirect wholly owned subsidiary, Energy XXI GOM, LLC, had entered into a Purchase and Sale Agreement, dated November 19, 2010, with Exxon Mobil Corporation, Mobil Oil Exploration & Producing Southeast Inc., ExxonMobil Pipeline Company and Mobil Eugene Island Pipeline Company (the “PSA”) to purchase certain shallow-water Gulf of Mexico shelf oil and natural gas interests  (the “Exxon Properties”) for $1.012 billion in cash, subject to adjustment. The Exxon Properties add approximately 20,000 net barrels of oil equivalent (BOE) per day of production, about 53 percent of which is oil, and an estimated 66 million BOE of net proved and probable reserves, 61 percent of which is oil. Offshore leases included in the purchase total 130,853 net acres. The summary description of the transaction is qualified by reference to the PSA, which is filed as Exhibit 2.1 to the Current Report on Form 8-K dated November 22, 2010.

The closing of the transaction contemplated in the PSA was completed on December 17, 2010 for a purchase price of $1.012 billion. Pursuant to Item 9.01 of Form 8-K, the Company hereby provides the statements of revenues and direct operating expenses for the Exxon Properties and the pro forma financial information of the Company reflecting the acquisition of the Exxon Properties for the periods indicated in Item 9.01 below.

Item 9.01 Financial Statements and Other Exhibits

(a) Financial statements of businesses acquired.

The audited statements of revenues and direct operating expenses for the oil and gas properties purchased by Energy XXI GOM, LLC, an indirect wholly owned subsidiary of the Company, from Exxon Mobil Corporation and certain of its affiliates  (“ExxonMobil”) for each of the fiscal twelve month periods in the three-year period ended June 30, 2010 and the unaudited statements of revenues and direct operating expenses for the oil and gas properties purchased from ExxonMobil for the three-month periods ended September 30, 2009 and September 30, 2010 are included as Exhibit 99.1.

(b) Pro forma financial information.

The unaudited pro forma consolidated balance sheet of the Company as of September 30, 2010, the unaudited pro forma consolidated statements of operations of the Company for the year ended June 30, 2010 and the three-month period ended September 30, 2010 and the pro forma reserve information for the year ended June 30, 2010 are included as Exhibit 99.2.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of UHY LLP.

99.1
Audited statements of revenues and direct operating expenses for the oil and gas properties purchased by Energy XXI GOM, LLC, an indirect wholly owned subsidiary of the Company, from ExxonMobil for each of the fiscal twelve month periods in the three-year period ended June 30, 2010 and unaudited statements of revenues and direct operating expenses for the oil and gas properties purchased from ExxonMobil for the three-month periods ended September 30, 2009 and September 30, 2010.

99.2
Unaudited pro forma consolidated statements of operations of the Company for the year ended June 30, 2010 and the three-month period ended September 30, 2010, unaudited pro forma consolidated balance sheet of the Company as of September 30, 2010 and pro forma reserve information for the year ended June 30, 2010.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Energy XXI (Bermuda) Limited
(Registrant)

Date: December 22, 2010	By:	/s/ David West Griffin
David West Griffin
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of UHY LLP.

99.1
Audited statements of revenues and direct operating expenses for the oil and gas properties purchased by Energy XXI GOM, LLC, an indirect wholly owned subsidiary of the Company, from ExxonMobil for each of the fiscal twelve month periods in the three-year period ended June 30, 2010 and unaudited statements of revenues and direct operating expenses for the oil and gas properties purchased from ExxonMobil for the three-month periods ended September 30, 2009 and September 30, 2010.

99.2
Unaudited pro forma consolidated statements of operations of the Company for the year ended June 30, 2010 and the three-month period ended September 30, 2010, unaudited pro forma consolidated balance sheet of the Company as of September 30, 2010 and pro forma reserve information for the year ended June 30, 2010.